SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PACIFIC MERCANTILE BANCORP
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

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949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC

For more information contact	Equal Housing Lender
Nancy Gray, SEVP & CFO, 714-438-2500	Barbara Palermo, EVP & IR, 714-438-2500

ISS Proxy Advisory Services and Glass Lewis Recommend that

Pacific Mercantile’s Shareholders Vote “FOR” Approval

of All Proposals at the Special Shareholders Meeting on January 26, 2012

Costa Mesa, Calif., January 10, 2012 – GLOBENEWSWIRE. Pacific Mercantile Bancorp (NASDAQ: PMBC), the parent holding company of Pacific Mercantile Bank, announced today that ISS Proxy Advisory Services USA (ISS) and Glass Lewis & Co. (Glass Lewis), the two leading independent proxy advisory firms in the United States, are each recommending that the Company’s shareholders vote “For” approval of all four proposals being presented for a vote of the Shareholders at the Company’s upcoming Special Meeting, which are:

•

Approval of the sale and issuance by the Company of up to 2,919,020 shares of common stock, for a total purchase price of $15.5 million, to Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund—A, L.P. (Proposal No. 1).

•	Approval of an amendment to the Articles of Incorporation to increase the authorized number of shares of our common stock to 85 million shares from 20 million shares (Proposal No. 2);

•

Approval of an amendment to the Company’s Series A Convertible 10% Cumulative Preferred Stock to permit the payment of dividends on those Shares not only in cash, but also in shares of common stock (Proposal No. 3); and

•	Approval of the grant of discretionary authority to the proxy holders to adjourn the Special Meeting to solicit additional proxies to approve any of the foregoing proposals (Proposal No. 4).

The Special Meeting of Shareholders will be held at 10:00 A.M. Pacific Time on Thursday, January 26, 2012, at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California 92614.

ISS and Glass Lewis are the leading independent U.S. proxy advisory firms and their voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

“We are pleased that ISS and Glass Lewis concur in the recommendation of the Board of Directors that shareholders vote For approval of all four Proposals at the Special Shareholders Meeting because approval of those Proposals is in the best interests of the Company’s shareholders” stated Raymond E. Dellerba, President and CEO of the Company.

The Board of Directors urges all shareholders to vote “For” approval of all of the Proposals to be voted on at the Special Meeting of Shareholders.

Whether or not shareholders plan to attend the Special Meeting, they should vote their shares in advance of the Meeting, by proxy or on the internet or by telephone, to ensure that their votes are counted.

The vote of each Pacific Mercantile shareholder is very important regardless of the number of shares that a shareholder owns. Shareholders who have questions about any of the Proposals or the Special Meeting, or need assistance in submitting their proxy or voting their shares should call the Company’s proxy solicitor, Advantage Proxy, toll free, at (877) 870-8565 or the Company at (714) 438-2500.

Pacific Mercantile Bancorp

January 10, 2012

Page Two

Important Information

On December 20, 2011, Pacific Mercantile Bancorp filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the Company’s Special Meeting of Shareholders to be held on January 26, 2012. The Company’s shareholders are strongly advised to read the definitive proxy statement carefully before making any voting decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at http://www.sec.gov or from the Company at http://www.pmbank.com.